BANKAMERICA MANUFACTURED HOUSING CONTRACT TRUST IV
SENIOR/SUBORDINATE PASS-THROUGH CERTIFICATES
SERIES 1998-1, INVESTOR NUMBER 19982001


MONTHLY SERVICING SUMMARY                                                     PERIOD ENDING:      09/30/98
---------------------------------------------------------------------------------------------------------------------------
                                                                               PASS THROUGH
                                                                                   RATE           BALANCE      POOL FACTOR
                                                                               ------------  ---------------   ------------
                                                         BOP Scheduled Pool                   $842,313,779.59    94.0670165%
                                                         EOP Scheduled Pool                    832,344,318.62    92.9536577%
Determination Date:                        10/07/98   Class A-1 Certificate         6.4700%    671,164,226.06    91.4068894%
Remittance Date:                           10/13/98     Class M Certificate         6.9400%     67,158,000.00   100.0000000%
Prior Period WAC                             10.38%   Class B-1 Certificate         7.8100%     53,727,000.00   100.0000000%
Current Period WAC                           10.37%   Class B-2 Certificate         8.0000%     40,295,092.56   100.0000000%


 I. RECAP OF POOL:                          LOAN
                                            COUNT          CLASS A-1              CLASS M        CLASS B-1        CLASS B-2
                                            ------      ---------------       --------------  --------------   --------------
    Beginning Certificate Balance           31,839      $681,133,687.03        $67,158,000.00  $53,727,000.00   $40,295,092.56
    Scheduled Principal Reduction                         (2,110,808.61)                 0.00            0.00             0.00
    Partial Principal Prepayments                           (271,148.19)                 0.00            0.00             0.00
    Principal Prepayments In Ful l            (250)       (5,369,839.89)                 0.00            0.00             0.00
    Contract Liquidations                      (87)       (2,217,664.28)                 0.00            0.00             0.00
    Contract Repurchases                         0                 0.00                  0.00            0.00             0.00
    Previously Undistributed Shortfalls                            0.00                  0.00            0.00             0.00
                                            ------      ---------------        --------------  --------------   --------------
    Remaining Certificate Balance           31,502      $671,164,226.06        $67,158,000.00  $53,727,000.00   $40,295,092.56
                                            ------      ---------------        --------------  --------------   --------------
                                            ------      ---------------        --------------  --------------   --------------


II. DISTRIBUTIONS:
                                                            CLASS A-1              CLASS M        CLASS B-1        CLASS B-2
                                                        ---------------        --------------  --------------   --------------
    Principal Distribution Amount                         $9,969,460.97                 $0.00           $0.00            $0.00
    Scheduled Interest Distribution Amount                 3,672,445.80            388,397.10      349,673.23       268,633.95
    Unpaid Interest Shortfall Current Period                       0.00                  0.00            0.00             0.00
    Previously Undistributed Interest Shortfalls                   0.00                  0.00            0.00             0.00
                                                        ---------------        --------------  --------------   --------------
    Total Distribution                                   $13,641,906.77           $388,397.10     $349,673.23      $268,633.95
                                                        ---------------        --------------  --------------   --------------
                                                        ---------------        --------------  --------------   --------------

                                                                               --------------
     AVAILABLE DISTRIBUTION AMOUNT:                                             15,380,319.85
                                                                               --------------
                                                                               --------------


III. MONTHLY ADVANCE
                                                Monthly Advance Amount                  $0.00
                                           Outstanding Amount Advanced                  $0.00


IV.  RESIDUAL INTEREST DISTRIBUTION AMOUNT                                        $731,708.80
                                                                               --------------
                                                                               --------------


V.   SCHEDULED MONTHLY MORTGAGE PAYMENTS (P&I):                                 $9,396,822.80
                                                                 Gross Int....  (7,286,014.19)
                                                                               --------------
                                                                 Principal....   2,110,808.61
                                                                               --------------
                                                                               --------------


VI.  SERVICING FEE:                                                               $701,928.15
                                                                               --------------
                                                                               --------------

VII. DELINQUENCY INFORMATION:
                                                         Days Delinquent           Number        Actual Balance
                                                         ----------------          ------        --------------
                                                             31 - 59                 411         $10,373,635.49
                                                             60 - 89                 110           2,870,069.71
                                                            90 or more               106           3,509,498.88
                                                         ----------------            ---         --------------
                                                         Total Delinquent            627         $16,753,204.08
                                                         ----------------            ---         --------------
                                                         ----------------            ---         --------------


VIII. REPOSSESSION INFORMATION:                                                    Number        Actual Balance
                                                                                   ------        --------------
                                                        BOP Repossessions            152          $4,423,186.73
                                            Plus Repossessions this Month             96           2,374,092.93
                                                        Less Liquidations            (87)        ($2,240,096.67)
                                                                                     ---         --------------
                                                        EOP Repossessions            161          $4,557,182.99
                                                                                     ---         --------------
                                                                                     ---         --------------

IX. REPURCHASES:
                                                                                   Number        Actual Balance
                                                                                   ------        --------------
                                        Contracts Repurchased or Replaced              0                  $0.00
                                            Eligible Substitute Contracts              0                  $0.00
                                                                                   -----                  -----
                                              Difference Paid by Servicer              0                  $0.00
                                                                                   -----                  -----
                                                                                   -----                  -----


X.  RESERVE ACCOUNT SUMMARY:
                    Reserve Account Deposit Amount                                                        $0.00
                    Reserve Account Draw Amount                                                           $0.00
                    Distribution to Class R Certificateholder                                        $40,318.04
                    Ending Balance  at                       30-Sep-98                            $8,994,719.04

XI. DELINQUENCY
    RATIOS
                                                      Average 30-Day Delinquency Ratio                     1.14%
                                                      Average 60-Day Delinquency Ratio                     0.67%
                                                        Cumulative Realized Loss Ratio                     0.42%
                                                           Current Realized Loss Ratio                     0.32%


XII.LIQUIDATION
    LOSSES:
                                      Previous Period Aggregate Net Liquidation Losses:           $2,651,850.64
                                       Current Period Aggregate Net Liquidation Losses:           $3,801,393.12
                                                     Current Period Liquidation Losses:           $1,149,542.48


XIV.CERTIFICATE ACCOUNT INTEREST:                                                                    $55,316.36
